Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form 8-K and as an exhibit thereof of our report dated May 29, 2007 relating to the combined balance sheet of specified properties as described in Note 1 therein owned by Waterloo Hospitality, Inc. as of October 31, 2006, and the related combined statements of equity in properties, operations, and cash flows for the year then ended.

/s/ Cundiff & Associates, CPA, P.C.

Cundiff & Associates, CPA, P.C.

June 15, 2007